Exhibit 99

News Release

For more information contact:
Leslie M. Muma, President and CEO
(262) 879-5000

For immediate release:
July 21, 2004

Fiserv Reports Record Earnings for Second Quarter of 2004

Brookfield, Wisconsin, July 21, 2004—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for the second quarter of 2004.

For the three-month period ended June 30, 2004, Fiserv processing and services revenues were $855.9 million, a 33% increase over the $643.9 million for the second quarter of 2003. Net income per share-diluted for the second quarter of 2004 was $0.48 per share, compared to $0.40 per share for the second quarter of 2003.

For the six-month period ended June 30, 2004, Fiserv processing and services revenues were $1,695.9 million, a 36% increase over the $1,248.2 million for the first six months of 2003. Net income per share-diluted for the first six months of 2004 was $0.95 per share, compared to $0.78 per share for the first six months of 2003.

“Fiserv had an exceptional first half of 2004, posting record revenues, earnings and free cash flow,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “Year-to-date free cash flow in 2004 rose to $251.6 million, an increase of 40% over the prior year period. Our focus on operating fundamentals drove our strong earnings and cash flow during the quarter. We accomplished this by operating our businesses in our traditional disciplined manner and integrating our 2003 acquisitions effectively. We’re on track for a record year in 2004, with a solid sales pipeline to fuel organic growth and a promising outlook for acquisitions. Our target for full-year diluted earnings per share continues to be $1.87 to $1.93.”

“Contributing to Fiserv’s strong first half was the excellent performance of our health plan management services segment,” Muma added. “We believe we are in the right place at the right time as employers continue to look to companies like Fiserv for ways to reduce their health-care costs.”

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Significant new relationships and client renewals signed during the second quarter include the following: Caja Popular Mexicana, Mexico’s largest credit union, selected the Fiserv ICBS core banking system to process its operations throughout the 327 branches it maintains across the country; Sovereign Bank, a $47 billion financial institution based in Wyomissing, Pennsylvania, added to its already significant Fiserv relationship by agreeing to use the Fiserv UniFi PRO Mortgage eX system as its new loan origination solution; Liberty Bank for Savings, a $764 million asset financial institution in Chicago, significantly expanded its relationship with Fiserv by adding the Fiserv VISION core processing system, as well as Fiserv’s data warehouse, image-based check processing and imaging solutions from Fiserv Imagesoft; and National Securities Corporation, Seattle, Washington, a wholly owned subsidiary of Olympic Cascade Financial Corporation (AMEX: OLY), significantly expanded its relationship with Fiserv Securities for securities clearing services.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry including transaction processing, business process outsourcing and software and systems solutions. The company serves more than 15,000 clients, including banks, broker-dealers, credit unions, financial planners and investment advisers, insurance companies and agents, self-funded employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.7 billion in processing and services revenues for 2003. Fiserv can be found on the Internet at www.fiserv.com.

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding earnings targets, sales pipelines and acquisition prospects. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Processing and services	$855,917	$643,888	$1,695,903	$1,248,150
Customer reimbursements	90,103	79,503	187,597	162,234

Total revenues	946,020	723,391	1,883,500	1,410,384

Cost of revenues:
Salaries, commissions and payroll related costs	336,207	306,301	677,007	601,130
Customer reimbursement expenses	90,103	79,503	187,597	162,234
Data processing costs and equipment rentals	56,858	51,614	112,126	103,995
Other operating expenses	254,620	113,930	494,720	208,986
Depreciation and amortization	47,952	39,983	94,910	77,382

Total cost of revenues	785,740	591,331	1,566,360	1,153,727

Operating income	160,280	132,060	317,140	256,657
Interest expense - net	(4,486)	(3,474)	(9,218)	(6,451)

Income before income taxes	155,794	128,586	307,922	250,206
Income tax provision	60,760	50,148	120,090	97,580

Net income	$95,034	$78,438	$187,832	$152,626

Net income per share:
Basic	$0.49	$0.41	$0.96	$0.79
Diluted	$0.48	$0.40	$0.95	$0.78

Shares used in computing net income per share:
Basic	195,051	193,295	194,803	192,716
Diluted	197,379	195,811	197,221	195,279

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Processing and services revenues:
Financial outsourcing, systems and services (“Financial”)	$551,140	$472,302	$1,096,123	$929,323
Health plan management services (“Health”)	218,260	93,157	424,851	162,297
Investment support and securities processing services (“Investment Services”)	57,514	55,135	116,453	110,185
All other and corporate (“Other”)	29,003	23,294	58,476	46,345

Total	$855,917	$643,888	$1,695,903	$1,248,150

Operating income:
Financial outsourcing, systems and services	$137,312	$117,397	$274,282	$224,853
Health plan management services	18,678	10,898	38,056	22,999
Investment support and securities processing services[1]	3,606	6,519	3,480	13,759
All other and corporate	684	(2,754)	1,322	(4,954)

Total	$160,280	$132,060	$317,140	$256,657

[1]	The Investment Services segment’s 2004 year to date results include a $6.0 million charge in the first quarter of 2004 related to the Company’s broker-dealer subsidiary, Fiserv Securities, Inc. (“FSI”). FSI has been responding to inquiries from the Securities and Exchange Commission (“SEC”) as part of its industry-wide review of mutual fund trading practices, including market timing and late trading. FSI estimates cumulative revenues associated with such practices at approximately $4.6 million. Although the Company is unable to predict the ultimate outcome of these matters, if the SEC were to assert a violation of securities laws with respect to these matters, then FSI may be subject to fines and penalties and other administrative remedies which could have a material adverse impact on the Company’s quarterly operating results.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

Free Cash Flow

	Six months ended June 30,
(In thousands)	2004	2003
Net cash provided by operating activities	$316,986	$181,329
Changes in securities processing receivables and payables-net	4,537	78,989

Net cash provided by operating activities before changes in securities processing receivables and payables-net	321,523	260,318
Capital expenditures, including capitalization of software costs for external customers	(69,914)	(80,888)

Free cash flow	$251,609	$179,430

Free cash flow is measured as net cash provided by operating activities before changes in securities processing receivables and payables less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. As the changes in securities processing receivables and payables are generally offset by changes in short-term borrowings and investments, which are included in financing and investing activities, management believes it is more meaningful to analyze changes in operating cash flows before the changes in securities processing receivables and payables. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

Internal Revenue Growth Percentages by Segment

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Financial	0%	2%	1%	2%
Health	50%	27%	46%	23%
Investment Services	4%	(8)%	6%	(9)%
Other	25%	9%	26%	3%

TOTAL	11%	5%	10%	3%

Internal revenue growth percentages are measured as the increase or decrease in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $288.4 million ($158.9 million in the Financial segment and $129.5 million in the Health segment) for the six months ended June 30, 2004 and represents pre-acquisition normalized revenue of acquired companies for the comparable prior year period. Internal revenue growth percentage is a non-GAAP financial measure that the Company believes is useful to investors because it provides an alternative to measure revenue growth excluding the impact of acquired revenues.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com